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                             FORM N-6, ITEM 26(e)
                                  APPLICATIONS
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

Aviation                        American United Life Insurance Company(R)       Pioneer Mutual Life Insurance Co.
Supplement                      a OneAmerica(R) Company                         A stock subsidiary of American United
                                One American Square, P.O. Box 6003              Mutual Insurance Holding Company
                                Indianapolis, IN 46206-6003                     a OneAmerica(R) Company
                                1-800-537-6442                                  101 North 10th Street
                                                                                Fargo, ND 58102
                                                                                1-800-437-4692
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

Proposed Insured                                                Birth Date
                 First Name     Middle Initial  Last Name               Month   Day     Year


1. Are you now or do you expect to be a pilot?          [ ] Yes [ ] No

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
                                                                Hours Flown

                                          13-24                   Last            Estimated
                                        Mos. Ago                 12 Mos.         Next 12 Mos.

In Civilian Aircraft

Student
Instructor
Privately Owner or rented
Commercial non-scheduled
Scheduled airline
Crop-dusting, seeding, spraying, mappint,
Civil Air Patrol, photography, taxi, news coverage, inspection, hunting, traffic control, aerobatics (Circle Activity)

                                        Total

In Miliatary Aircraft
Student
Instructor
Fighter, observation, reconnaissance
Commercial non-scheduled
Bomber, cargo, helicopter, tanker,
liasion, search, rescue, trainer,
utility.(Circle Activity)
                                        Total

2. Total hours flown as a pilot:        Date of last flight:

3. Do you have an instrument flight rating?                     [ ] Yes [ ] No

4. Have you ever been grounded, had your
license revoked or had an aviation accident?                    [ ] Yes [ ] No
If "YES," explain:

5. Describe type of aircraft flown in past three years in civilian aviation:


6. If involved with crop dusting, what type of
spray plane do you fly?                 [ ] AG plane            [ ] Conversion Aircraft

Are you:                                [ ] Fixed Base          [ ] Not Fixed Base  Do you do any nighttime spraying? [ ] Yes [ ] No

How many hours of crop sraying experience
do you have?    Hours

7. Are you now or do you expect to be a crew member?            [ ] Yes [ ] No
If "YES," explain wether civilian or military,
types of planes flown in the last three years, and your duties:

8. If it is necessary to modify the proposed policy because of my aviation activity,
I prefer:

[ ] Aviation coverage with payment of appropriate extra premium (if any).

[ ] Restricted coverage limiting amount payable if death results therefrom.
    (if applicable, this option not offered in all states)


I have read the statements and answers made above. They are, to the best of my knowledge and belief, true and complete and correctly recorded. This supplement will become a part of my application for insurance dated and will be a part of the basis of any insurance issued.

Signed at ----------------------------------- on--------------------------------
                City, State                             Date

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Signature of Applicant if Other than Proposed Insured

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Signature of Proposed Insured

Witness -----------------------------
        Signature of Representative

7-15978                 7-1597A 8/05